As filed with the Securities and Exchange Commission on January 7, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TechPrecision Corporation

(Exact name of registrant as specified in its charter)

Delaware	3440	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Bella Drive

Westminster, MA 01473

(978) 874-0591

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Sammons

Chief Financial Officer

1 Bella Drive

Westminster, MA 01473

(978) 874-0591

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David S. Wolpa

McGuireWoods LLP

201 N. Tryon Street, Suite 3000

Charlotte, NC 28202

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, par value $0.0001 per share	3,802,727(2)	$2.00	$7,605,454	$705.03
Common stock, par value $0.0001 per share, underlying the warrant	100,000(4)	$2.00(5)	$200,000	$18.54
Total	3,902,727		$7,805,454	$723.57

(1)	This registration statement also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”) of TechPrecision Corporation (the “Registrant”) that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

(2)	Consists of the following shares of Common Stock registered for resale by the selling securityholders named in this registration statement: (i) 3,202,727 shares of Common Stock issued in a private placement consummated on August 25, 2021; and (ii) 600,000 shares of Common Stock issued to a certain former securityholder of Stadco, a wholly owned subsidiary of the Registrant.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQB Venture Market on January 5, 2022.
(4)	100,000 shares of Common Stock issuable pursuant to a warrant issued to a certain former security holder of Stadco, a wholly owned subsidiary of the Registrant.
(5)	The warrants are exercisable at a per share exercise price of $1.43.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2022

Preliminary Prospectus

Up to 3,902,727 Shares

Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus, or the “Selling Securityholders,” or any of their pledgees, donees, assignees and successors-in-interest, or collectively, the “permitted transferees,” of (i) up to 3,202,727 shares of our common stock that were issued to certain investors, or collectively, the “PIPE Investors,” in a private placement in connection with the closing of the Acquisition (as defined below), (ii) up to 600,000 shares of our common stock that were issued to a certain former securityholder of Stadco, a wholly owned subsidiary of ours, at the closing of the Acquisition and (iii) up to 100,000 shares of our common stock issuable upon the exercise of warrants, or the “Acquisition Warrants,” originally issued in connection with the Acquisition.

We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. Although, we will receive proceeds from the exercise of the Acquisition Warrants, if exercised on a cash basis, which proceeds we intend to use for general corporate purposes. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

We are registering the resale of the securities described above pursuant to certain registration rights we have granted. Our registration of the resale of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders and any of their permitted transferees may offer, sell or distribute all or a portion of the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities covered by this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is quoted for trading under the symbol “TPCS” on the OTCQB Venture Market. On January 6, 2022, the closing price of our common stock was $1.99 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” pursuant to which the Selling Securityholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 7 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you or are incorporated by reference. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus and/or incorporated by reference herein. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information in our filings with the SEC incorporated by reference into this prospectus.

References in this prospectus to the “Company,” “we,” “us,” “our” and similar words refer to TechPrecision Corporation and its subsidiaries, Ranor, Inc., Stadco New Acquisition, LLC, Stadco and Westminster Credit Holdings, LLC, unless the context indicates otherwise, while references to “TechPrecision” refer to TechPrecision Corporation and not its subsidiaries.

Our Business

We are a manufacturer of precision, large-scale fabricated and machined metal structural components and systems. We offer a full range of services required to transform raw materials into precision finished products. We sell these finished products to customers in two main industry groups: defense and precision industrial. The finished products are used in a variety of markets including defense, aerospace, nuclear, medical and precision industrial. Our mission is to be a leading end-to-end service provider to our customers by furnishing custom, fully integrated solutions for complete products that require custom fabrication, precision machining, assembly, integration, inspection, non-destructive evaluation and testing.

We work with our customers to manufacture products in accordance with the customers’ drawings and specifications. Our work complies with specific national and international codes and standards applicable to our industry. We believe that we have earned our reputation through outstanding technical expertise, attention to detail, and a total commitment to quality and excellence in customer service.

About Us

We are a Delaware corporation organized in 2005 under the name Lounsberry Holdings II, Inc. On February 24, 2006, we acquired all of the issued and outstanding capital stock of our wholly owned subsidiary Ranor, Inc., or “Ranor.” Ranor, together with its predecessors, has been in continuous operation since 1956. Since February 24, 2006, our primary business has been the business of Ranor. On March 6, 2006, following the acquisition of Ranor, we changed our corporate name to TechPrecision Corporation.

Wuxi Critical Mechanical Components Co., Ltd., or “WCMC,” a limited company organized under the laws of the People’s Republic of China, located in Wuxi City, Jiangsu Province, China, was also one of our other wholly owned subsidiaries until its dissolution and deregistration in November 2021. WCMC has had no operations or customers for over five years.

On August 25, 2021, the Company completed its previously announced acquisition of Stadco, a company in the business of manufacturing high-precision parts, assemblies and tooling for aerospace, defense, research and commercial customers, or the “Acquisition,” pursuant to that certain stock purchase agreement with Stadco New Acquisition, LLC, Stadco Acquisition, LLC, Stadco and each equity holder of Stadco Acquisition, LLC. On the closing date, pursuant to the stock purchase agreement, and upon the terms and subject to the conditions therein, the Company, through Stadco New Acquisition, LLC, acquired all of the issued and outstanding capital stock of Stadco from Stadco Acquisition, LLC in exchange for the issuance of 666,666 shares of the Company’s common stock to Stadco Acquisition, LLC. As a result of the Acquisition, Stadco is now our wholly owned indirect subsidiary.

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General

The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Our 145,000 square foot facility houses state-of-the-art equipment which gives us the capability to manufacture products as large as 100 tons. We offer a full range of services required to transform raw material into precision finished products. Our manufacturing capabilities include: fabrication operations (cutting, press and roll forming, assembly, welding, heat treating, blasting and painting) and machining operations including CNC (computer numerical controlled) horizontal and vertical milling centers. We also provide support services to our manufacturing capabilities: manufacturing engineering (planning, fixture and tooling development, and manufacturing), quality control (inspection and testing), materials procurement, production control (scheduling, project management and expediting), and final assembly.

All manufacturing at Ranor’s facility is done in accordance with our written quality assurance program, which meets specific national codes, and international codes, standards, and specifications. The standards used for each customer project are specific to that customer’s needs, and we have implemented such standards into our manufacturing operations.

The manufacturing operations of our Stadco subsidiary are situated in an industrial warehouse and office location comprised of approximately 182,544 square feet in Los Angeles, California. At this site, Stadco manufacturers large flight-critical components on several high-profile commercial and military aircraft programs, including military helicopters. It has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also provides tooling, customized molds, fixtures, jigs and dies used in the production of aircraft components, and has one of the largest electron beam welding machines set up in the United States, allowing it to weld thick pieces of titanium and other metals.

Products

We manufacture a wide variety of products pursuant to customer contracts and based on individual customer needs. We can also provide manufacturing engineering services to assist customers in optimizing their engineering designs for manufacturing efficiency. We do not design the products we manufacture, but rather manufacture according to “build-to-print” requirements specified by our customers. Accordingly, we do not distribute the products that we manufacture on the open market and we do not market any specific products on an on-going basis. We do not own the intellectual property rights to any proprietary marketed product, and we do not manufacture products in anticipation of orders. Manufacturing operations do not commence on any project before we receive a customer’s purchase order. We only enter into contracts that cover specific products within the capability of our resources.

Although we seek continuous production programs with predictable cost structures that provide long-term integrated solutions for our customers, our activities include a variety of both custom-based and production-based requirements. The custom-based work is typically either a prototype or unique, one-of-a-kind product. The production-based work is repeat work or a single product with multiple quantity releases.

Changes in market demand for our manufacturing expertise can be significant and sudden and require us to be able to adapt to the collective needs of the customers and industries that we serve. Understanding this dynamic, we believe we have developed the capability to transform our workforce to manufacture products for customers across different industries.

We serve customers in the defense, aerospace, nuclear, medical and precision industrial markets. Examples of products we have manufactured within such industries during recent years include, but are not limited to, custom components for ships and submarines, aerospace equipment, components for nuclear power plants and components for large scale medical systems.

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Risks Associated with Our Business

Our business is subject to numerous material and other risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors.” These risks include, among others, the following:

•	We face strong competition in our markets;
•	Because most of our contracts are individual purchase orders and not long-term agreements, there is no guarantee that we will be able to generate a similar amount of revenue in the future;
•	Our business may be impacted by external factors, including the COVID-19 pandemic;
•	We are dependent on a limited number of customers;
•	Any decrease in the availability, or increase in the cost, of raw materials or energy could materially affect our earnings;
•	Our operating results may fluctuate significantly from quarter to quarter, and we cannot be certain that we will maintain profitability in every quarterly reporting period;
•	We could be adversely affected by reductions in defense spending;
•	Failure to obtain and retain skilled technical personnel could adversely affect our operations;
•	The extensive environmental, health and safety regulatory regimes applicable to our manufacturing operations create potential exposure to significant liabilities;
•	We maintain a substantial amount of outstanding indebtedness, which could impair our ability to operate our business;
•	Our common stock is quoted on the OTC Markets which may have an unfavorable impact on our stock price and liquidity, and our stock price may fluctuate significantly;
•	Sales of substantial amounts of our common stock by the Selling Securityholders, or the perception that these sales could occur, could adversely affect the price of our securities; and
•	We may not achieve the intended benefits of our recent acquisition of Stadco, the acquisition may disrupt our current plans or operations and we expect to incur substantial expenses in connection with Stadco’s integration.

Corporate Information

Our executive offices are located at 1 Bella Drive, Westminster, Massachusetts 01473, and our telephone number is (978) 874-0591. Our website is www.techprecision.com. Information on our website, or any other website, is not incorporated by reference in this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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THE OFFERING

Shares of Common Stock that may be offered and sold from time to time by the Selling Securityholders named herein	Up to 3,902,727 shares of common stock consisting of (i) up to 3,202,727 shares of our common stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Acquisition, (ii) up to 600,000 shares of our common stock that were issued to a certain former securityholder of Stadco, a wholly owned subsidiary of ours, at the closing of the Acquisition and (iii) up to 100,000 shares of our common stock issuable upon the exercise of the Acquisition Warrants originally issued in connection with the Acquisition.

Shares of common stock outstanding	34,287,450 shares of Common Stock as of December 31, 2021.

Shares of common stock outstanding assuming exercise of all Acquisition Warrants	34,387,450 shares (based on 34,287,450 shares outstanding as of December 31, 2021)

Use of proceeds	All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. However, we will receive proceeds from the exercise of the Acquisition Warrants, if exercised on a cash basis, which proceeds we intend to use for general corporate purposes.

Plan of distribution	The Selling Securityholders and any of their permitted transferees may offer, sell or distribute all or a portion of the securities covered by this prospectus in a number of different ways and at varying prices. Our registration of the resale of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. See “Plan of Distribution.”

Market for our common stock	Our common stock is quoted for trading under the symbol “TPCS” on the OTCQB Venture Market.

Risk factors	Any investment in the Common Stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this prospectus, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from:

•	our reliance on individual purchase orders, rather than long-term contracts, to generate revenue;

•	our ability to balance the composition of our revenues and effectively control operating expenses;

•	external factors, including the COVID-19 pandemic, that may be outside of our control;

•	the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto;

•	the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity;

•	our ability to receive contract awards through competitive bidding processes;

•	our ability to maintain standards to enable us to manufacture products to exacting specifications;

•	our ability to enter new markets for our services;

•	our reliance on a small number of customers for a significant percentage of our business;

•	competitive pressures in the markets we serve;

•	changes in the availability or cost of raw materials and energy for our production facilities;

•	restrictions in our ability to operate our business due to our outstanding indebtedness;

•	government regulations and requirements;

•	pricing and business development difficulties;

•	changes in government spending on national defense;

•	our ability to make acquisitions and successfully integrate acquisitions with our business;

•	general industry and market conditions and growth rates;

•	unexpected costs, charges or expenses resulting from the recently completed acquisition of Stadco; and

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•	those risks discussed in “Risk Factors” elsewhere in this prospectus, as well as those described in any other filings which we make with the SEC.

Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

MARKET AND INDUSTRY DATA AND FORECASTS

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

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RISK FACTORS

Our business, results of operations and financial condition and the industry in which we operate are subject to various risks. Accordingly, investing in our securities involves a high degree of risk. We have listed below (not necessarily in order of importance or probability of occurrence) the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We face strong competition in our markets.

We face competition from both domestic and foreign manufacturers in each of the markets we serve.  No one company dominates the industry in which we operate.  Our competitors include international, national, and local manufacturers, some of whom may have greater financial, manufacturing, marketing and technical resources than we do, or greater penetration in or familiarity with a particular geographic market than we have.

Some competitors may be better known or have greater resources at their disposal, and some may have lower production costs.  For certain products, being a domestic manufacturer may play a role in determining whether we are awarded a certain contract.  For other products, we may be competing against foreign manufacturers who have a lower cost of production.  If a contracting party has a relationship with a vendor and is required to place a contract for bids, the preferred vendor may provide or assist in the development of the specification for the product which may be tailored to that vendor’s products.  In such event, we would be at a disadvantage in seeking to obtain that contract.  We believe that customers focus on such factors as quality of work, reputation of the vendor, perception of the vendor’s ability to meet the required schedule, and price in selecting a vendor for their products.  Some of our customers have moved manufacturing operations or product sourcing overseas, which can negatively impact our sales.  To remain competitive, we will need to invest continuously in our manufacturing capabilities and customer service, and we may need to reduce our prices, particularly with respect to customers in industries that are experiencing downturns, which may adversely affect our results of operations.  We cannot provide assurance that we will be able to maintain our competitive position in each of the markets that we serve.

Because most of our contracts are individual purchase orders and not long-term agreements, there is no guarantee that we will be able to generate a similar amount of revenue in the future.

We must bid or negotiate each of our contracts separately, and when we complete a contract, there is generally no continuing source of revenue under that contract.  As a result, we cannot assure you that we will have a continuing stream of revenue from any contract.  Our failure to generate new business on an ongoing basis would materially impair our ability to operate profitably.  Additionally, our reliance on individual purchase orders has historically caused, and may in future periods cause, our results of operations and cash flows to vary considerably and unpredictably from period to period. Because a significant portion of our revenue is derived from services rendered for the defense, aerospace, nuclear, large medical device and precision industrial markets, our operating results may suffer from conditions affecting these industries, including any budgeting, economic or other trends that have the effect of reducing the requirements for our services. The COVID-19 pandemic may also reduce demand for our products and services as a result of delays or disruptions in our customers’ ability to continue their own production, including due to supply chain issues, shutdowns of our customers’ facilities and the continuation of remote work by our customers, which may result in slowed responses and resolutions to production issues.

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Our business may be impacted by external factors that we may not be able to control, including the COVID-19 pandemic.

War, civil conflict, terrorism, natural disasters and public health issues including domestic or international pandemics, have caused and could cause damage or disruption to domestic or international commerce by creating economic or political uncertainties.  Additionally, the volatility in the financial markets and disruptions or downturns in other areas of the global or U.S. economies could negatively impact our business.  These events could result in a decrease in demand for our products, make it difficult or impossible to deliver orders to customers or receive materials from suppliers, affect the availability or pricing of energy sources or result in other severe consequences that may or may not be predictable.  As a result, our business, financial condition and results of operations could be materially adversely affected.

At the beginning of calendar year 2020, the COVID-19 pandemic began to adversely affect our business and operations. The effects of the continuing pandemic and related governmental responses have included, and could in future periods include, extended disruptions to supply chains and capital markets, reduced labor availability and productivity and a prolonged reduction in demand for our services and overall global economic activity. In this connection, the United States Government declared a national emergency and various state governments imposed various “lockdown” and “shelter-in-place” orders as a result of the COVID-19 pandemic, including the government of the Commonwealth of Massachusetts. The Company was designated as a provider of a “COVID-19 Essential Service” under the emergency order in Massachusetts and, accordingly, continued its operations during the pendency of the order, which was rescinded on May 18, 2021. However, the full extent of the COVID-19 pandemic, related business and travel restrictions and changes to social behavior remain uncertain as the health crisis continues to evolve globally. Management has been closely monitoring the impact that the COVID-19 pandemic is having on the Company. During the fiscal year ended March 31, 2021, and continuing into the current fiscal year, the COVID-19 pandemic negatively affected the Company’s customers, suppliers and labor force. Customer impacts have included certain customers halting operations entirely for a period of time, shifting to remote work, and suspending on-site inspections – which delays customer acceptance of completed work, customer payment of milestone payments to us, and delivery of finished goods. Although these issues have abated somewhat since the commencement of vaccination efforts, the Company believes that the potential exists for other customer shutdowns or slow-downs. Supplier impacts have included difficulties experienced by the Company in ordering certain essential supplies. Labor impacts have included a few issues related to employee attendance such as voluntary avoidance of work out of fear of contracting the coronavirus, certain employees becoming ill, and others self-quarantining as a result of potential exposure to other individuals with symptoms of COVID-19, as well as increased difficulties in attracting and retaining skilled employees. To date, this has had a minor impact on the Company’s production levels, however, if more employees become ill in the future, the Company could experience more significant disruptions, which could have a material adverse effect on our results of operations, financial condition and cash flows.

However, given the speed and frequency of continuously evolving developments with respect to this pandemic, the extent to which COVID-19 may adversely impact our business depends on future developments, which are highly uncertain and unpredictable, including new information concerning the severity of the outbreak and the effectiveness of actions globally to contain or mitigate its effects. As a result, we cannot reasonably estimate the magnitude of the impact on our financial condition and results of operations for future periods.

Because of our dependence on a limited number of customers, our failure to generate major contracts from a small number of customers may impair our ability to operate profitably.

We have, in the past, been dependent in each year on a small number of customers who generate a significant portion of our business, and these customers change from year to year.  For the year ended March 31, 2021 our three largest customers accounted for approximately 49% of our revenue. For the year ended March 31, 2020, our three largest customers accounted for approximately 52% of our revenue. In addition, our backlog at March 31, 2021 was $18.6 million, of which 80% was attributable to three customers.

As a result, we may have difficulty operating profitably if there is a default in payment by any of our major customers, we lose an existing order, or we are unable to generate orders from new or existing customers.  Furthermore, to the extent that any one customer accounts for a large percentage of our revenue, the loss of that customer could materially affect our ability to operate profitably. For example, one customer in the fiscal years ended March 31, 2021 and 2020 accounted for 17% and 22% of our revenue, respectively. Our largest single customer during the six months ended September 30, 2021 was a prime defense contractor and accounted for 30% and 13% of our net sales during the six months ended September 30, 2021 and 2020, respectively. The loss of these customers could have a material adverse effect upon our business and may impair our ability to operate profitably. We anticipate that our dependence on a limited number of customers in any given fiscal year will continue for the foreseeable future. There is always a risk that existing customers will elect not to do business with us in the future or will experience financial difficulties.  If our customers experience financial difficulties or business reversals, or lose orders or anticipated orders, which would reduce or eliminate the need for the products which they ordered from us, they could be unable or unwilling to fulfill their contracts with us.

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There is also a risk that our customers will attempt to impose new or additional requirements on us that reduce the profitability of the orders placed by those customers with us.  Further, even if the orders are not changed, these orders may not generate margins equal to our recent historical or targeted results.  If we do not book more orders with existing customers, or develop relationships with new customers, we may not be able to increase, or even maintain, our revenue, and our financial condition, results of operations, business and/or prospects may be materially adversely affected.

Our backlog figures may not accurately predict future sales or recognizable revenue.

We expect to fill most items of backlog within the next three years. However, because orders may be rescheduled or canceled and a significant portion of our net sales is derived from a small number of customers, backlog is not necessarily indicative of future sales levels. Moreover, we cannot be sure of when during the future 36-month period we will be able to recognize revenue corresponding to our backlog nor can we be certain that revenues corresponding to our backlog will not fall into periods beyond the 36-month horizon.

Any decrease in the availability, or increase in the cost, of raw materials could materially affect our earnings.

The availability of certain critical raw materials, such as steel, nickel, invar, monel, inconel, aluminum, stainless steel, and other alloys, is subject to factors that are not within our control.  At any given time, we may be unable to obtain an adequate supply of these critical raw materials on a timely basis, at prices and other terms acceptable to us, or at all.

If suppliers increase the price of critical raw materials or are unwilling or unable to meet our demand, we may not have alternative sources of supply.  In addition, to the extent that we have existing contracts or have quoted prices to customers and accepted customer orders for products prior to purchasing the necessary raw materials, we may be unable to raise the price of products to cover all or part of the increased cost of the raw materials.

The manufacture of some of our products is a complex process and requires long lead times. As a result, we may experience delays or shortages in the supply of raw materials, including delays or shortages caused by the COVID-19 pandemic and the government-imposed lockdowns. If we are unable to obtain adequate and timely deliveries of required raw materials, we may be unable to timely manufacture sufficient quantities of products.  This could cause us to lose sales, incur additional costs, delay new product introductions or suffer harm to our reputation.

In addition, costs of certain critical raw materials have been volatile due to factors beyond our control.  Raw material costs are included in our contracts with customers, but in some cases we are exposed to changes in raw material costs from the time purchase orders are placed to when we purchase the raw materials for production.  Changes in business conditions could adversely affect our ability to recover rapid increases in raw material costs and may adversely affect our results of operations.

Additionally, changes in international trade duties and other aspects of international trade policy, both in the U.S. and abroad, could materially impact the cost of raw materials. For example, in March 2018, the U.S. imposed an additional 25% tariff under Section 232 of the Trade Expansion Act of 1962, as amended, on steel products imported into the U.S. The tariff has been imposed on all steel imports, although imports from certain countries were initially excluded, the tariffs on steel and aluminum imports from Mexico and Canada have been lifted and the tariffs on steel and aluminum tariffs imports from Europe have been partially lifted and replaced with a quota system. The U.S. also imposed a 10% tariff on all aluminum imports into the United States, with initial exemptions for aluminum imported from certain U.S. trading partners. Such actions could increase steel and aluminum costs and decrease supply availability. Any increase in steel and/or aluminum prices that is not offset by an increase in our prices could have an adverse effect on our business, financial position, results of operations or cash flows. In addition, if we are unable to acquire timely steel or aluminum supplies, we may need to decline bid and order opportunities, which could also have an adverse effect on our business, financial position, results of operations or cash flows.

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Our manufacturing processes are complex, must constantly be upgraded to remain competitive and depend upon critical, high cost equipment that may require costly repair or replacement.

It is possible that we could experience prolonged periods of reduced production due to unplanned equipment failures, and we could incur significant repair or replacement costs in the event of those failures.

We must make regular capital investments and changes to our manufacturing processes to lower production costs, improve productivity, manufacture new or improved products and remain competitive.  We may not be in a position to take advantage of business opportunities or respond to competitive pressures if we fail to update, replace or make additions to our equipment or our manufacturing processes in a timely manner.  The cost to repair or replace much of our equipment or facilities could be significant.  We cannot be certain that we will have sufficient internally generated cash or acceptable external financing to make necessary capital expenditures in the future.

Our production facilities are energy-intensive and we rely on third parties to supply energy consumed at our production facilities.

The prices for and availability of electricity, natural gas, oil and other energy resources are subject to volatile market conditions, some of which have materially worsened as a result of recent shortages and price increases for energy in some markets.  These market conditions often are affected by political and economic factors beyond our control.  Disruptions or lack of availability in the supply of energy resources could temporarily impair our ability to operate our production facility.  Further, increases in energy costs, or changes in costs relative to energy costs paid by competitors, may adversely affect our profitability.  To the extent that these uncertainties cause suppliers and customers to be more cost sensitive, increased energy prices may have an adverse effect on our results of operations and financial condition.

The dangers inherent in our operations and the limits on insurance coverage could expose us to potentially significant liability costs and materially interfere with the performance of our operations.

The fabrication of large steel structures involves potential operating hazards that can cause personal injury or loss of life, severe damage to and destruction of property and equipment and suspension of operations. The failure of such structures during and after installation can result in similar injuries and damages. Although we believe that our insurance coverage is adequate, there can be no assurance that we will be able to maintain adequate insurance in the future at rates we consider reasonable or that our insurance coverage will be adequate to cover future claims that may arise. Claims for which we are not fully insured may adversely affect our working capital and profitability. In addition, changes in the insurance industry have generally led to higher insurance costs and decreased availability of coverage. The availability of insurance that covers risks we and our competitors typically insure against may decrease, and the insurance that we are able to obtain may have higher deductibles, higher premiums and more restrictive policy terms.

Our operating results may fluctuate significantly from quarter to quarter, and we cannot be certain that we will maintain profitability in every quarterly reporting period.

Our operating results historically have been difficult to predict and have at times significantly fluctuated from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result of these factors, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our operating expenses do not always vary directly with revenue and may be difficult to adjust in the short term. As a result, if revenue for a particular quarter is below our expectations, we may not be able to proportionately reduce operating expenses for that quarter, and therefore such a revenue shortfall would have a disproportionate effect on our operating results for that quarter.

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Demand in our end-use markets can be cyclical, impacting the demand for the products we produce.

Demand in our end-use markets, including companies in the defense, aerospace, precision industrial, and nuclear industries, can be cyclical in nature and sensitive to general economic conditions, competitive influences and fluctuations in inventory levels throughout the supply chain.  Our sales are sensitive to the market conditions present in the industries in which the ultimate consumers of our products operate, which in some cases have been highly cyclical and subject to substantial downturns.

As a result of the cyclical nature of these markets, we have experienced, and in the future we may experience, significant fluctuations in our sales and results of operations with respect to a substantial portion of our total product offering, and such fluctuations could be material and adverse to our overall financial condition, results of operations and liquidity.

We could be adversely affected by reductions in defense spending.

Because certain of our products are used in a variety of military applications, including ships, submarines and helicopters, we derive a significant portion of our revenue from the defense industry. In fiscal 2021, approximately 81% of our revenue was derived from customers in the defense industry. Although many of the programs under which we sell products to prime U.S. government contractors extend several years, they are subject to annual funding through congressional appropriations. While spending authorizations for defense-related programs by the U.S. government have increased in recent years due to greater homeland security and foreign military commitments, these spending levels may not be sustainable and could significantly decline. Future levels of expenditures, authorizations, and appropriations for programs we support may decrease or shift to programs in areas where we do not currently provide services. Changes in spending authorizations, appropriations, and budgetary priorities could also occur due to a shift in the number, and intensity, of potential and ongoing conflicts, the rapid growth of the federal budget deficit, increasing political pressure to reduce overall levels of government spending, shifts in spending priorities from national defense as a result of competing demands for federal funds, or other factors. The COVID-19 pandemic, the government-imposed lockdowns and the economic dislocation therefrom may also lead to declines in governmental defense spending if national priorities shift from national defense to healthcare policy and economic recovery. Our business prospects, financial condition or operating results could be materially harmed among other causes by the following: 1) budgetary constraints affecting U.S. government spending generally, or specific departments or agencies in particular, and changes in available funding, such as federal government sequestration (automatic spending cuts); 2) changes in U.S. government programs or requirements; and 3) a prolonged U.S. government shutdown and other potential delays in the appropriations process.

Failure to obtain and retain skilled technical personnel could adversely affect our operations.

Our production facilities require skilled personnel to operate and provide technical services and support for our business. Competition for the personnel required for our business intensifies as activity increases. Starting in fiscal year 2021 and continuing into the fiscal year ending March 31, 2022, we have been experiencing significantly more difficulty in attracting and retaining employees and pressure to increase certain of our employees’ wages. In periods of high utilization, it may become more difficult to find and retain qualified individuals, and there can be no assurance that we will be successful in attracting and retaining qualified personnel to fulfill our current or future needs. This could increase our costs or have other adverse effects on our results of operations.

The extensive environmental, health and safety regulatory regimes applicable to our manufacturing operations create potential exposure to significant liabilities.

The nature of our manufacturing business subjects our operations to numerous and varied federal, state, local and international laws and regulations relating to pollution, protection of public health and the environment, natural resource damages and occupational safety and health.  Failure to comply with these laws and regulations, or with the permits required for our operations, could result in fines or civil or criminal sanctions, third party claims for property damage or personal injury, and investigation and cleanup costs.  Potentially significant expenditures could be required in order to comply with environmental laws that may be adopted or imposed in the future.

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We have used, and currently use, certain substances that are considered hazardous, extremely hazardous or toxic under worker safety and health laws and regulations.  Although we implement controls and procedures designed to reduce continuing risk of adverse impacts and health and safety issues, we could incur substantial cleanup costs, fines and civil or criminal sanctions, and third party property damage or personal injury claims as a result of violations, non-compliance or liabilities under these regulatory regimes.

As a manufacturing business, we also must comply with federal and state environmental laws and regulations which relate to the manner in which we store and dispose of materials and the reports that we are required to file.  We cannot assure you that we will not incur additional costs to maintain compliance with environmental laws and regulations or that we will not incur significant penalties for failure to be in compliance.

Our systems and information technology infrastructure may be subject to security breaches and other cybersecurity incidents.

We rely on the accuracy, capacity, and security of our information technology systems to obtain, process, analyze, and manage data, as well as to facilitate the manufacture and distribution of products to and from our facility. We receive, process and ship orders, manage the billing of and collections from our customers, and manage the accounting for and payment to our vendors. Maintaining the security of computers, computer networks, and data storage resources is a critical issue for us and our customers, as security breaches could result in vulnerabilities and loss of and/or unauthorized access to confidential information. We may face attempts by experienced hackers, cybercriminals, or others with authorized access to our systems to misappropriate our proprietary information and technology, interrupt our business, and/or gain unauthorized access to confidential information. The reliability and security of our information technology infrastructure and software, and our ability to expand and continually update technologies in response to our changing needs is critical to our business. To the extent that any disruptions or security breaches result in a loss or damage to our data, it could cause harm to our reputation. This could lead some customers to stop using us for building their products and reduce or delay future purchases of our products or use competing products. In addition, we could face enforcement actions by U.S. states, the U.S. federal government, or foreign governments, which could result in fines, penalties, and/or other liabilities and which may cause us to incur legal fees and costs, and/or additional costs associated with responding to the cyberattack. Increased regulation regarding cybersecurity may increase our costs of compliance, including fines and penalties, as well as costs of cybersecurity audits. Any of these actions could materially adversely impact our business and results of operations.

We are subject to regulations related to conflict minerals which could adversely impact our business.

We are subject to SEC rules regarding disclosure of the use of tin, tantalum, tungsten, gold and certain other minerals, known as conflict minerals, in products manufactured by public companies. These rules require that public companies conduct due diligence to determine whether such minerals originated from the Democratic Republic of Congo, or the DRC, or an adjoining country and whether such minerals helped finance the armed conflict in the DRC. These rules require ongoing due diligence efforts, along with annual conflict minerals reports. There are costs associated with complying with these disclosure requirements, including costs to determine the origin of conflict minerals used in our products.

In addition, these rules could adversely affect the sourcing, supply and pricing of materials used in our products. As there may be only a limited number of suppliers offering conflict-free minerals, we cannot be sure that we will be able to obtain necessary conflict minerals from such suppliers in sufficient quantities or at competitive prices. Also, we may face reputational challenges if the due diligence procedures we implement do not enable us to verify the origins for all conflict minerals or to determine that such minerals are DRC conflict-free. We may also encounter challenges to satisfy customers that may require all of the components of products purchased to be certified as DRC conflict-free because our supply chain is complex. If we are not able to meet customer requirements, customers may choose to disqualify us as a supplier.

We currently do not use any conflict minerals in the production of our products, but from time to time we may receive a customer order necessitating the use of conflict minerals. In the event we produce any products utilizing conflict minerals, we will be required to comply with the rules discussed above.

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Changes in delivery schedules and order specifications may affect our revenue stream.

Although we perform manufacturing services pursuant to orders placed by our customers, we have in the past experienced delays in scheduling and changes in the specification of our products.  Delays in scheduling have been and in the future may be caused by disruptions relating to the COVID-19 pandemic, government-imposed lockdowns and supply chain issues, while changes in order specifications may result from a number of factors, including a determination by the customer that the product specifications need to be changed after receipt of an initial product or prototype.  As a result of these changes, we may suffer a delay in the recognition of revenue from projects and may incur contract losses.  We cannot assure you that our results of operations will not be affected in the future by delays or changes in specifications or that we will ever be able to recoup revenue which was lost as a result of the delays or changes.  Further, if we cannot allocate our personnel to a different project, we will continue to incur expenses relating to the initial project, including labor and overhead.  Thus, if orders are postponed, our results of operations would be impacted by our need to maintain staffing and other expense-generating aspects of production for the postponed projects, even though they were not fully utilized, and revenue associated with the project will not be recognized, during this period.  We cannot assure that our operating results will not decline in future periods as a result of changes in customers’ orders.

Negative economic conditions may adversely impact the demand for our services and the ability of our customers to meet their obligations to us on a timely basis. Any disputes with customers could also have an adverse impact on our income and cash flows.

Negative economic conditions, including tightening of credit in financial markets may lead businesses to postpone spending, which may impact our customers, causing them to cancel, decrease or delay their existing and future orders with us.  Declines in economic conditions may further impact the ability of our customers to meet their obligations to us on a timely basis.  If customers are unable to meet their obligations to us on a timely basis, it could adversely impact the realization of receivables, the valuation of inventories and the valuation of long-lived assets.  Additionally, we may be negatively affected by contractual disputes with customers, which could have an adverse impact on our income and cash flows.

If our customers successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.

Due to the circumstances under which many of our products are used and the fact that some of our products are relied upon by our customers in their facilities or operations, we face an inherent risk of exposure to claims in the event that the failure, use or misuse of our products results, or is alleged to result, in bodily injury, property damage or economic loss. We have been subject to product liability claims in the past, and we may be subject to claims in the future. A successful product liability claim or series of claims against us, or a significant warranty claim or series of claims against us could materially decrease our liquidity and impair our financial condition and also materially and adversely affect our results of operations.

We maintain a substantial amount of outstanding indebtedness, which could impair our ability to operate our business and react to changes in our business, remain in compliance with debt covenants and make payments on our debt.

As of September 30, 2021, we had indebtedness consisting of approximately $0.9 million outstanding under our revolving line of credit loan, $2.4 million under the term loan made to Ranor and approximately $4 million under the term loan made to Stadco. Our level of indebtedness could have important consequences, including, without limitation:

•	increasing our vulnerability to general economic and industry conditions because our debt payment obligations may limit our ability to use our cash to respond to or defend against changes in the industry or the economy;

•	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

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•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our ability to pursue our growth strategy, including restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	placing us at a disadvantage compared to our competitors who are less leveraged and may be better able to use their cash flow to fund competitive responses to changing industry, market or economic conditions; and

•	making us more vulnerable in the event of a downturn in our business, our industry or the economy in general.

In addition, our current credit facilities contain, and any future credit facilities will likely contain, covenants and other provisions that restrict our operations. These restrictive covenants and provisions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business, or the economy in general, or otherwise conduct necessary corporate activities, and may prevent us from taking advantage of business opportunities that arise in the future.

If we refinance our credit facilities, we cannot guarantee that any new credit facility will not contain similar covenants and restrictions.

Our liquidity is highly dependent on our available financing facilities and ability to improve our gross profit and operating income. Our failure to obtain new or additional financing, if required, could impair our ability to both serve our existing customer base and develop new customers and could result in our failure to continue to operate as a going concern. To the extent that we require new or additional financing, we cannot assure you that we will be able to get such financing on terms equal to or better than the terms of our credit facilities with Berkshire Bank. If we are unable to borrow funds under an existing credit facility, it may be necessary for us to conduct an offering of debt and/or equity securities on terms which may be disadvantageous to us or have a negative impact on our outstanding securities and the holders of such securities. In the event of an equity offering, it may be necessary that we offer such securities at a price that is significantly below our current trading levels which may result in substantial dilution to our investors that do not participate in the offering and a new low trading level for our common stock.

We may need new or additional financing in the future to expand our business or refinance existing indebtedness, and our inability to obtain capital on satisfactory terms or at all may have an adverse impact on our operations and our financial results.

We may need new or additional financing in the future to expand our business, refinance existing indebtedness or make strategic acquisitions, and our inability to obtain capital on satisfactory terms or at all may have an adverse impact on our operations and our financial results. As we grow our business, we may have to incur significant capital expenditures. We may make capital investments to, among other things, build new or upgrade our existing facilities, purchase or lease new equipment and enhance our production processes. If we are unable to access capital on satisfactory terms and conditions, we may not be able to expand our business or meet our payment requirements under our existing credit facilities. Our ability to obtain new or additional financing will depend on a variety of factors, many of which are beyond our control. We may not be able to obtain new or additional financing because we may have substantial debt, our current receivable and inventory balances may not support additional debt availability or because we may not have sufficient cash flows to service or repay our existing or future debt. In addition, depending on market conditions and our financial performance, equity financing may not be available on satisfactory terms or at all. Moreover, if we raise additional funds through issuances of equity or convertible debt securities, our current stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to access capital on satisfactory terms and conditions, this could have an adverse impact on our business, results of operations and financial condition.

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Any deterioration or disruption of the credit and capital markets may adversely affect our access to sources of funding.

Disruptions in the credit markets have in the past severely restricted access to capital for companies. When credit markets deteriorate or are disrupted, our ability to incur additional indebtedness to fund a portion of our working capital needs and other general corporate purposes, or to refinance maturing obligations as they become due, may be constrained. This risk could be exacerbated by future deterioration in the Company’s credit ratings. In addition, if the counterparty backing our existing credit facilities were unable to perform on its commitments, our liquidity could be impacted, which could adversely affect funding of working capital requirements and other general corporate purposes. In the event that we need to access the capital markets or other sources of financing, there can be no assurance that we will be able to obtain financing on acceptable terms or within an acceptable time, if at all.  In addition, the COVID-19 pandemic has significantly disrupted world financial markets, increased volatility in U.S. capital markets, and may reduce opportunities for us to seek additional funding. Our inability to obtain financing on terms and within a time acceptable to us could have an adverse impact on our results of operations, financial condition, and liquidity.

Risks Related to our Common Stock

Our common stock is quoted on the OTC Markets which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Markets Group Inc.’s OTCQB Venture Market. The OTCQB Venture Market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTCQB Venture Market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future on favorable terms, or at all.

Our stock price may fluctuate significantly.

The stock market can experience significant volatility, and the volatility of stocks often does not relate to the operating performance of the companies represented by the stock.  The market price of our common stock could be subject to significant fluctuations because of general market conditions and because of factors specifically related to our businesses.

Factors that could cause volatility in the market price of our common stock include market conditions affecting our customers’ businesses, including the level of mergers and acquisitions activity, anticipated changes in spending on national defense by the U.S. Government, and actual and anticipated fluctuations in our quarterly operating results, rumors relating to us or our competitors, actions of stockholders, including sales of shares by our directors and executive officers, additions or departures of key personnel, and developments concerning current or future strategic alliances or acquisitions. Volatility in our stock price may also be enhanced by the fact that our common stock is often thinly traded. Additionally, the economic and other consequences of the COVID-19 pandemic have resulted in significant volatility in the equity capital markets as the economy begins to recover.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock at a profit and may otherwise negatively affect the liquidity of our common stock.  In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock.  If any of our stockholders brought a lawsuit against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit.  Such a lawsuit could also divert the time and attention of our management.

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The issuance of shares of our common stock as compensation may dilute the value of existing stockholders and may affect the market price of our stock.

We may use, and have in the past used, stock options, stock grants and other equity-based incentives to provide motivation and compensation to our directors, officers, employees and key independent consultants.  The award of any such incentives will result in immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price.  The exercise of these options and the sale of stock issued upon such exercise or pursuant to stock grants may have an adverse effect upon the price of our stock.

The number of shares of common stock being registered for sale is significant in relation to the number of our outstanding shares of common stock.

We have filed a Registration Statement of which this prospectus is a part to register the resale of shares of our common stock into the public market by the Selling Securityholders. These shares represent a significant number of shares of our total number of issued and outstanding shares of common stock, and if sold in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.

Sales of substantial amounts of our common stock by the Selling Securityholders, or the perception that these sales could occur, could adversely affect the price of our securities.

The sale by the Selling Securityholders of a significant number of shares of our common stock, or the perception in the public markets that the Selling Securityholders may sell all or a portion of such securities as a result of the registration of the resale of such shares hereunder, could have a material adverse effect on the market price of our securities.

We will have broad discretion as to the use of the proceeds related to this offering, and we may not use the proceeds effectively.

While we will not receive any proceeds from the sale of the shares of common stock offered by this prospectus by the Selling Securityholders, we may receive cash proceeds from the cash exercise of the Acquisition Warrants. In that case, we have considerable discretion in the application of the proceeds from such exercise. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of the exercise of the Acquisition Warrants. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Trading volume of our common stock has fluctuated from time to time and is typically low, which may make it difficult for investors to sell their shares at times and prices that investors feel are appropriate.

To date, the trading volume of our common stock has fluctuated, and there is typically a low volume of trading in our common stock. Generally, lower trading volumes adversely affect the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

Because of our cash requirements and restrictions in our debt agreements, we may be unable to pay dividends.

In view of the cash requirements of our business, we expect to use any cash flow generated by our business to finance our operations and growth and to service our indebtedness.  Further, we are subject to certain affirmative and negative covenants under our debt agreements that restrict our ability to declare or pay any dividend or other distribution on equity, purchase or retire any equity, or alter our capital structure. Accordingly, we expect any return to stockholders will be limited to the appreciation of the value of their holdings of our stock.

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The rights of the holders of our common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock.  As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that are superior to the rights associated with our common stock, which could adversely affect the voting power and equity interest of the holders of our common stock.  Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control.  The possible impact on takeover attempts could adversely affect the price of our common stock.

We are limited by our inability to use a short form registration statement on Form S-3, which may affect our ability to access the capital markets, if needed.

A registration statement on Form S-3 permits an eligible issuer to incorporate by reference its past and future filings and reports made under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, Form S-3 enables eligible issuers to conduct primary offerings "off the shelf" under Rule 415 of the Securities Act of 1933, as amended, or the Securities Act. The shelf registration process under Form S-3 allows issuers to avoid additional delays and interruptions in the offering process and to access the capital markets in a more expeditious and efficient manner than raising capital in a standard offering on Form S-1.

For us to be eligible to use Form S-3 to conduct a registered offering of our securities to investors, either (1) the aggregate market value of our common stock held by non-affiliates would have to exceed $75 million or (2) our common stock would have to be listed and registered on a national securities exchange. Currently, we do not meet either of those eligibility requirements and are therefore precluded from using a Form S-3 in connection with a registered offering of our securities to investors. Additionally, we would need to be current in our Exchange Act filings for the twelve months preceding the filing of a Form S-3.

Due to our present inability to use Form S-3, if we wanted to conduct a registered offering of securities to investors, we will be required to use long-form registration on Form S-1 and may experience delays. In addition, our ability to undertake certain types of financing transactions, such as at-the-market (ATM) offerings, may be limited or unavailable to us without the ability to use Form S-3. Furthermore, because of the delay associated with long form registration and the limitations on the financing transactions we may undertake, the terms of any financing transaction we are able to conduct may not be advantageous to us or may cause us not to obtain capital in a timely fashion to execute our business strategies.

Risks Related to the Recently Completed Acquisition of Stadco

We may not achieve the intended benefits of our recent acquisition of Stadco, and the acquisition may disrupt our current plans or operations.

We may not be able to successfully integrate Stadco’s business and assets or otherwise realize the expected benefits of the transaction, including anticipated annual operating cost and capital synergies to the extent currently anticipated, or at all. To realize these anticipated benefits, our business and Stadco’s business must be successfully combined, which is subject to our ability to consolidate operations, corporate cultures and systems and our ability to eliminate redundancies and costs. Difficulties in integrating Stadco into our operations may result in the combined company performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected time frame or at all. The integration of the two companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining existing business and operational relationships, including customers and other counterparties, and attracting new business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating geographically separate organizations; difficulties in the assimilation of employees and corporate cultures; unanticipated issues in integrating information technology, communications and other systems; as well as unforeseen expenses or delays associated with the acquisition. If we are not successful in integrating Stadco’s business and assets or otherwise fail to realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the Stadco acquisition, our results of operations, cash flows and financial condition may be materially adversely affected.

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We expected to incur substantial expenses related to the integration of the business of Stadco and its affiliates with ours.

We expect to incur substantial expenses in connection with the continued integration of our business with Stadco and its affiliates. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, revenue management, marketing and benefits. In addition, Ranor’s and Stadco’s businesses will continue to maintain a presence in Westminster, Massachusetts and Los Angeles, California, respectively. We may also incur additional costs to attract, motivate or retain management personnel and other key employees. We have incurred and will continue to incur acquisition fees and costs related to formulating integration plans for the combined business, and the execution of these plans may lead to additional unanticipated costs.

Our stockholders may not realize a benefit from the acquisition of Stadco commensurate with the ownership dilution they will experience in connection with the transaction.

If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the acquisition of Stadco and its affiliates, our stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the acquisition.

General Risk Factors

If securities analysts do not publish research or reports about our business, if they issue unfavorable commentary or downgrade their rating on our common stock, or if we fail to meet projections and estimates of earnings developed by such analysts, the price of our common stock could decline.

The trading market for our common stock will rely in part on the research and reports that securities analysts publish about us and our business.  The price of our common stock could decline if one or more analysts downgrade their rating on our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. In addition, although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors.  In this event, the market price of our common stock would likely be adversely affected.

If we fail to maintain effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We are subject to the Sarbanes-Oxley Act, which requires public companies to include in their annual report a statement of management’s responsibilities for establishing and maintaining adequate internal control over financial reporting, together with an assessment of the effectiveness of those internal controls. Ensuring that we have effective internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock, and could result in us being the subject of regulatory scrutiny.

Laws and regulations governing international operations, including the Foreign Corrupt Practices Act, or “FCPA,” may require us to develop and implement costly compliance programs and the failure to comply with such laws may result in substantial penalties.

We must comply with laws and regulations relating to international business operations.  The creation and implementation of compliance programs for international business practices is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Specifically, the Foreign Corrupt Practices Act, or FCPA, prohibits any U.S. individual or business from paying, authorizing payment or offering anything of value, directly or indirectly, to any foreign official, for the purpose of influencing any act or decision of the foreign official in order to assist the individual or business in obtaining or retaining business.  The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the company, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.  The anti-bribery provisions of the FCPA are enforced primarily by the U.S. Department of Justice.

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Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem.  The failure to comply with laws governing international business practices may result in substantial penalties, including suspension or debarment from government contracting.  Violation of the FCPA can result in significant civil and criminal penalties.  Indictment alone under the FCPA can lead to suspension of the right to do business with the U.S. government until the pending claims are resolved.  Conviction of a violation of the FCPA can result in long-term disqualification as a government contractor.

The termination of a government contract or customer relationship as a result of our failure to satisfy any of our obligations under laws governing international business practices would have a negative impact on our operations and harm our reputation and ability to procure government contracts.  The SEC also may suspend or bar issuers from trading securities on U.S. exchanges for violations of the FCPA’s accounting provisions.

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USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. However, we will receive proceeds from the exercise of the Acquisition Warrants, if exercised on a cash basis, which proceeds we intend to use for general corporate purposes.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends on our common stock in the foreseeable future, and additionally, our credit facility with Berkshire Bank restricts our ability to pay or declare any cash dividends or make other distributions to our stockholders in money or property. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the shares of common stock may be sold by the Selling Securityholders under this prospectus.

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BUSINESS

Our Business

We are a manufacturer of precision, large-scale fabricated and machined metal structural components and systems. We offer a full range of services required to transform raw materials into precision finished products. We sell these finished products to customers in two main industry groups: defense and precision industrial. The finished products are used in a variety of markets including defense, aerospace, nuclear, medical and precision industrial. Our mission is to be a leading end-to-end service provider to our customers by furnishing custom, fully integrated solutions for complete products that require custom fabrication, precision machining, assembly, integration, inspection, non-destructive evaluation and testing.

We work with our customers to manufacture products in accordance with the customers’ drawings and specifications. Our work complies with specific national and international codes and standards applicable to our industry. We believe that we have earned our reputation through outstanding technical expertise, attention to detail, and a total commitment to quality and excellence in customer service.

About Us

We are a Delaware corporation organized in 2005 under the name Lounsberry Holdings II, Inc. On February 24, 2006, we acquired all of the issued and outstanding capital stock of our wholly owned subsidiary Ranor. Ranor, together with its predecessors, has been in continuous operation since 1956. From February 24, 2006 until the closing of the Acquisition, our primary business has been the business of Ranor. On March 6, 2006, following the acquisition of Ranor, we changed our corporate name to TechPrecision Corporation.

WCMC, a limited company organized under the laws of the People’s Republic of China, located in Wuxi City, Jiangsu Province, China, was also one of our other wholly owned subsidiaries until its dissolution and deregistration in November 2021. WCMC has had no operations or customers for over five years.

On August 25, 2021, the Company completed its previously announced acquisition of Stadco, a company in the business of manufacturing high-precision parts, assemblies and tooling for aerospace, defense, research and commercial customers pursuant to that certain stock purchase agreement with Stadco New Acquisition, LLC, Stadco Acquisition, LLC, Stadco and each equity securityholder of Stadco Acquisition, LLC. On the closing date, pursuant to the stock purchase agreement, and upon the terms and subject to the conditions therein, the Company, through Stadco New Acquisition, LLC, acquired all of the issued and outstanding capital stock of Stadco from Stadco Acquisition, LLC in exchange for the issuance of 666,666 newly issued shares of the Company’s common stock to Stadco Acquisition, LLC. As a result of the Acquisition, Stadco is now our wholly owned indirect subsidiary.

Our executive offices are located at 1 Bella Drive, Westminster, Massachusetts 01473, and our telephone number is (978) 874-0591. Our website is www.techprecision.com. Information on our website, or any other website, is not incorporated by reference in this prospectus.

General

The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Our 145,000 square foot facility houses state-of-the-art equipment which gives us the capability to manufacture products as large as 100 tons. We offer a full range of services required to transform raw material into precision finished products. Our manufacturing capabilities include: fabrication operations (cutting, press and roll forming, assembly, welding, heat treating, blasting and painting) and machining operations including CNC (computer numerical controlled) horizontal and vertical milling centers. We also provide support services to our manufacturing capabilities: manufacturing engineering (planning, fixture and tooling development, and manufacturing), quality control (inspection and testing), materials procurement, production control (scheduling, project management and expediting), and final assembly.

All manufacturing at Ranor’s facility is done in accordance with our written quality assurance program, which meets specific national codes, and international codes, standards, and specifications. The standards used for each customer project are specific to that customer’s needs, and we have implemented such standards into our manufacturing operations.

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The manufacturing operations of our Stadco subsidiary are situated in an industrial warehouse and office location comprised of approximately 182,544 square feet in Los Angeles, California. At this site, Stadco manufacturers large flight-critical components on several high-profile commercial and military aircraft programs, including military helicopters. It has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also provides tooling, customized molds, fixtures, jigs and dies used in the production of aircraft components, and has one of the largest electron beam welding machines set up in the United States, allowing it to weld thick pieces of titanium and other metals.

Products

We manufacture a wide variety of products pursuant to customer contracts and based on individual customer needs. We can also provide manufacturing engineering services to assist customers in optimizing their engineering designs for manufacturing efficiency. We do not design the products we manufacture, but rather manufacture according to “build-to-print” requirements specified by our customers. Accordingly, we do not distribute the products that we manufacture on the open market and we do not market any specific products on an on-going basis. We do not own the intellectual property rights to any proprietary marketed product, and we do not manufacture products in anticipation of orders. Manufacturing operations do not commence on any project before we receive a customer’s purchase order. We only enter into contracts that cover specific products within the capability of our resources.

Although we seek continuous production programs with predictable cost structures that provide long-term integrated solutions for our customers, our activities include a variety of both custom-based and production-based requirements. The custom-based work is typically either a prototype or unique, one-of-a-kind product. The production-based work is repeat work or a single product with multiple quantity releases.

Changes in market demand for our manufacturing expertise can be significant and sudden and require us to be able to adapt to the collective needs of the customers and industries that we serve. Understanding this dynamic, we believe we have developed the capability to transform our workforce to manufacture products for customers across different industries.

We serve customers in the defense, aerospace, nuclear, medical and precision industrial markets. Examples of products we have manufactured within such industries during recent years include, but are not limited to, custom components for ships, submarines and helicopters, aerospace equipment, components for nuclear power plants and components for large scale medical systems.

Coronavirus Disease (COVID-19) Pandemic Update

Beginning with the new calendar year 2020, the novel strain of coronavirus known as COVID-19 spread worldwide, including to U.S jurisdictions where the Company does business, and became a global pandemic. The United States Government declared a national emergency and various state governments imposed “lockdown” and “shelter-in-place” orders intended to reduce the spread of COVID-19 that have severely restricted business, social activities and travel. The Governor of the Commonwealth of Massachusetts, in which jurisdiction the Company’s manufacturing and executive offices are located, issued an emergency order on March 31, 2020, updated on April 28, 2020, imposing such an emergency order. This order was rescinded on May 15, 2020. As a designated “COVID-19 Essential Service” we continued our operations throughout the pendency of the order.

The full extent of the COVID-19 pandemic, related business and travel restrictions and changes to social behavior remain uncertain as the health crisis continues to evolve globally. Management has been closely monitoring the impact that the COVID-19 pandemic is having on the Company and is taking reasonable precautions and following state and federal guidelines to protect the health and welfare of our employees, so we can continue to perform and deliver the products our customers need. During the fiscal year 2021, the COVID-19 pandemic impacted all of the Company’s customers, suppliers and labor force. Management observed impacts from certain of its customers halting operations entirely for a period of time, shifting to remote work, and suspending on-site inspections – which resulted in delays of customer acceptance of completed work, milestone payments and the ultimate delivery of finished goods. While work restrictions have abated during the latter part of fiscal year 2021, the Company believes that the potential exists for other customer slowdowns or shutdowns to occur.

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During the fiscal year ended March 31, 2021, with respect to suppliers, the Company experienced extended lead-times for delivery of certain critical supplies, and with respect to the Company’s labor force, we experienced a few issues related to employee attendance such as voluntary avoidance of work out of fear of contracting the coronavirus, certain employees becoming ill, and others self-quarantining as a result of potential exposure to other individuals with symptoms of COVID-19. To date, including the first quarter of fiscal 2022, this has had a minor impact on the Company’s production levels, however, if more employees become ill in the future, the Company could experience a more significant disruption.

In light of the foregoing uncertainty caused by the COVID-19 pandemic, the Company determined it necessary to obtain additional funds. In this connection, as previously disclosed, on May 8, 2020, the Company, through Ranor, issued a promissory note, or the “PPP Note,” evidencing an unsecured loan in the amount of $1,317,100 made to Ranor under the Paycheck Protection Program, or the PPP. The PPP was established under the federal Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and is administered by the U.S. Small Business Administration, or SBA. The loan to Ranor was made through Berkshire Bank. The PPP Note provided for an interest rate of 1.00% per year and was to mature two years after the issuance date. Principal and accrued interest were payable monthly in equal installments commencing on the date that was six months after the date funds were first disbursed on the loan and continuing through the maturity date, unless the PPP Note is forgiven. To be available for loan forgiveness, the PPP Note was to only be used for payroll costs, costs related to certain group health care benefits and insurance premiums, rent payments, utility payments, mortgage interest payments and interest payments on any other debt obligation that were incurred before February 15, 2020.

On June 5, 2020, the PPP was amended to give borrowers more time to spend loan proceeds and request loan forgiveness. The amendments extended the length of the covered period as defined in the CARES Act from eight to twenty-four weeks, while allowing borrowers that received PPP loans before June 5, 2020 to elect to use the original eight-week covered period. In addition, the amendments provide that if the borrower does not apply for forgiveness of a loan within ten months after the last day of the covered period, the PPP loan is no longer deferred and the borrower must begin paying principal and interest. The Company applied for loan forgiveness within the ten month period on March 26, 2021.

On May 12, 2021, as authorized by Section 1106 of the CARES Act, the SBA has remitted to Berkshire Bank, the lender of record for the PPP loan, a payment of principal and interest in the amounts of $1,317,000 and $13,207, respectively, for forgiveness of the Company’s PPP loan. The funds credited to the PPP loan pay this loan off in full.

Given the speed and frequency of continuously evolving developments with respect to this pandemic, we cannot reasonably estimate the magnitude of the potential impact on our financial condition and results of operations, and, the impacts could grow and continue for a longer period of time. The full extent to which the COVID-19 pandemic may impact the Company’s results of operations, financial condition or cash flows remains uncertain. Accordingly, we believe that future operating results, including the operating results for fiscal 2022, could potentially be materially impacted by the COVID-19 pandemic.

Source of Supply

Our manufacturing operations are partly dependent on the availability of raw materials. Most of our contracts with customers require the use of customer-supplied raw materials in the manufacture of their product. Accordingly, raw material requirements vary with each contract and are dependent upon customer requirements and specifications. We have established relationships with numerous suppliers. When we do buy raw materials, we endeavor to establish alternate sources of material supply to reduce our dependency on any one supplier.

Our projects include the manufacturing of products from various traditional as well as specialty metal alloys. These materials may include, but are not limited to: steel, nickel, invar, monel, inconel, aluminum, stainless steel, titanium and other alloys. Certain of these materials are subject to long-lead time delivery schedules. As noted above, since the beginning of calendar year 2020, we have experienced some adverse effects to our supply sources as a result of the COVID-19 pandemic. In particular, the Company has seen lead-times for delivery of certain critical supplies extended. While the overall situation has improved, we continue to experience sporadic delays and supply shortages for specific items. In the fiscal year ended March 31, 2021, or “fiscal 2021,” two suppliers accounted for 10% or more of our purchased material. In the fiscal year ended March 31, 2020, or “fiscal 2020,” two suppliers accounted for 10% or more of our purchased material.

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Marketing

While we have significant customer concentration, we endeavor to broaden our customer base as well as the industries we serve. We market to our existing customer base and also initiate contacts with new potential customers through various sources including personal contacts, customer referrals, and referrals from other businesses. A significant portion of our business is the result of competitive bidding processes and a significant portion of our business is from contract negotiation. We believe that the reputation we have developed with our current customers represents an important part of our marketing effort.

Requests for quotations received from customers are reviewed to determine the specific requirements and our ability to meet such requirements. Quotations are prepared by estimating the material and labor costs and assessing our current backlog to determine our delivery commitments. Competitive bid quotations are submitted to the customer for review and award of contract. Negotiation bids typically require the submission of additional information to substantiate the quotation. The bidding process can range from several weeks for a competitive bid to several months for a negotiation bid before the customer awards a contract. However, the spread of the COVID-19 pandemic in the United States slowed our acquisition of new customer purchase orders during fiscal year 2021 and 2022 because of the inability of Company representatives to visit current and potential customers and discuss new orders.

Research and Product Development

Many of our customers generate drawings illustrating their projected unit design and technology requirements. Our research and product development activities are limited and focused on delivering robust production solutions to such projected unit design and technology requirements. We follow this product development methodology in all our major product lines. For these reasons, we incurred no expenses for research and development in the first six months of fiscal 2022, fiscal 2021 and fiscal 2020.

Principal Customers

A significant portion of our business is generated by a small number of major customers. The balance of our business consists of discrete projects for numerous other customers. As industry and market demand changes, our major customers may also change. Our ten largest customers generated approximately 99% and 97% of our total revenue in fiscal 2021 and fiscal 2020, respectively. Our three largest customers generated approximately 61% and 51% of our total revenue during the six months ended September 30, 2021 and 2020, respectively.

Our group of largest customers can change from year to year. Our largest single customer in fiscal 2021 and fiscal 2020 was a prime defense contractor and accounted for 17% and 22% of our net sales during fiscal 2021 and fiscal 2020, respectively. Our largest single customer during the six months ended September 30, 2021 was a prime defense contractor and accounted for 30% and 13% of our net sales during the six months ended September 30, 2021 and 2020, respectively. Our defense customers are engaged in the development, delivery and support of advanced defense, security and aerospace systems, including the U.S. Navy’s Virginia-class fast attack submarine program, the U.S. Navy’s Columbia-class ballistic missile submarine program and the current Sikorsky CH-53E model helicopter and the new CH-53K King Stallion heavy lift helicopter. We also serve customers who supply components to the nuclear power industry, and in our industrial sector, we build large-scale medical device components and assemblies for installation at certain medical institutions.

We historically have experienced, and continue to experience, customer concentration. A significant loss of business from our largest customer or a combination of several of our significant customers could result in lower operating profitability and/or operating losses if we are unable to replace such lost revenue from other sources.  However, our recently completed acquisition of Stadco has resulted in us having a broader regular customer base. The revenue derived from all of our customers in the designated industry groups for the fiscal years ended March 31, 2021 and 2020 are displayed in the table below:

(dollars in thousands)	2021		2020
Net Sales	Amount	Percent	Amount	Percent
Defense	$12,651	81%	$13,368	83%
Precision Industrial	$2,945	19%	$2,639	17%

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The following table displays revenue generated by individual customers in specific industry sectors that accounted for 10% or more of our revenue in either fiscal 2021 or fiscal 2020:

(dollars in thousands)	2021			2020
Net Sales	Amount		Percent	Amount		Percent
Defense Customer 1		$2,705	17%		$3,558	22%
Defense Customer 4		$2,683	17%	$	*	* %
Defense Customer 2		$2,309	15%		$2,759	17%
Defense Customer 3		$2,145	14%		$2,063	13%
Precision Industrial Customer 1	$	*	* %		$1,835	11%

* Revenue from the customer in this market was less than 10% of our total revenue during the period.

At March 31, 2021, we had a backlog of orders totaling approximately $18.6 million. We expect to deliver the backlog over the course of the next two to three fiscal years. As of September 30, 2021, the Company had $26.4 million of remaining performance obligations, of which $17.1 million were less than 50% complete. The Company expects to recognize all of its remaining performance obligations as revenue within the next thirty-six months.

Competition

We face competition from both domestic and foreign entities in the manufacture of metal fabricated and machined precision components and equipment. The industry in which we compete is fragmented with no one dominant player. We compete against companies that are both larger and smaller than us in size and capacity. Some competitors may be better known, have greater resources at their disposal, and have lower production costs. For certain products, being a domestic manufacturer may play a role in determining whether we are awarded a certain contract. For example, we face limited foreign competition for our defense products. For other products and markets, we may be competing against foreign manufacturers who have a lower cost of production. If a contracting party has a relationship with a vendor and is required to place a contract for bids, the preferred vendor may provide or assist in the development of the specification for the product which may be tailored to that vendor’s products. In such event, we would be at a disadvantage in seeking to obtain that contract. We believe that customers focus on such factors as the quality of work, the reputation of the vendor, the perception of the vendor’s ability to meet the required schedule, and price in selecting a vendor for their products. We believe that our strengths in these areas allow us to compete effectively, and that as a result, we are one of a select group of companies that can provide the products and services we are able to provide.

Government Regulations

We provide a significant portion of our manufacturing services as a subcontractor to prime government contractors. Such prime government contractors are subject to government procurement and acquisition regulations which give the government the right to terminate these contracts for convenience, certain renegotiation rights, and rights of inspection. Any government action which affects our customers who are prime government contractors would affect us.

Because of the nature and use of our products, we are subject to compliance with quality assurance programs, compliance with which is a condition for our ability to bid on government contracts and subcontracts. We believe we are in compliance with all of these programs.

We are also subject to laws and regulations applicable to manufacturing operations, such as federal and state occupational health and safety laws, and environmental laws, which are discussed in more detail below under “-Environmental Compliance.”

Environmental Compliance

We are subject to U.S. federal, state and local environmental laws and regulations that involve the use, disposal and cleanup of substances regulated by those laws and the filing of reports with environmental agencies, and we are subject to periodic inspections to monitor our compliance. We believe that we are currently in compliance with applicable environmental regulations. As part of our normal business practice, we are required to develop and file reports and maintain logbooks that document all environmental issues within our organization. We may engage outside consultants to assist us in keeping current on developments in environmental regulations. Expenditures for environmental compliance purposes during fiscal 2021 and 2020 were not material.

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Occupational Health and Safety Laws

Our business and operations are subject to numerous federal, state and local laws and regulations intended to protect our employees. Due to the nature of manufacturing, we are subject to substantial regulations related to safety in the workplace. In addition to the requirements of the state government of Massachusetts and the local governments having jurisdiction over our plant, we must comply with federal health and safety regulations, the most significant of which are enforced by the Occupational Safety and Health Administration (“OSHA”).

Further, our manufacturing and other business operations and facilities are subject to additional federal, state or local laws or regulations including supply chain transparency, conflict minerals sourcing and disclosure, transportation and other laws or regulations relating to health and safety requirements, including COVID-19 safety and prevention. Our operations are also subject to federal, state and local labor laws relating to employee privacy, wage and hour matters, overtime pay, harassment and discrimination, equal opportunity and employee leaves and benefits. We are also subject to existing and emerging federal and state laws relating to data security and privacy.

It is our policy and practice to comply with all legal and regulatory requirements and our procedures and internal controls are designed to promote such compliance. Expenditures for compliance with occupational health and safety laws and regulations during fiscal 2021 and 2020 were not material.

Intellectual Property Rights

Presently, we have no registered intellectual property rights other than certain trademarks for our name and other business and marketing materials. In the course of our business we develop know-how for use in the manufacturing process. Although we have non-disclosure policies in place with respect to our personnel and in our contractual relationships, we cannot assure you that we will be able to protect our intellectual property rights with respect to this know-how.

Human Capital Resources

The success of our business depends in large part on our ability to attract, retain, and develop a workforce of skilled employees at all levels of our organization. We provide our employees base wages and salaries that we believe are competitive and consistent with employee positions, and work with local, regional, and state-wide agencies to facilitate workforce hiring and development initiatives.

As of September 30, 2021, we had 159 full-time employees and two part-time employees.

In connection with the outbreak of COVID-19, our production and support workforce continued to work in-person at our facility to provide vital products and services to our customers, while a number of our employees in support and administrative functions have effectively worked in-person and remotely since mid-March 2020.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

TechPrecision Corporation has one class of securities registered under Section 12 of the Securities Act of 1934, as amended; our common stock. The following description of our common stock is a summary and is qualified in its entirety by reference to our Certificate of Incorporation (as amended by that certain Certificate of Designation for Series A Convertible Preferred Stock, and as further amended by that certain Certificate of Amendment to Certificate of Designation for Series A Convertible Preferred Stock, the “Certificate of Incorporation”) and our Amended and Restated By-Laws (the “By-Laws”), which are included as exhibits to the registration statement on Form S-1 of which this prospectus forms a part. We encourage you to read the Certificate of Incorporation and By-Laws as well as the applicable provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), for more information.

Authorized Shares

We are authorized to issue 90,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share. As of December 31, 2021, we had 34,287,450 shares of common stock and no shares of preferred stock outstanding.

Voting Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Pursuant to the certificate of designation relating to the series A preferred stock, we are prohibited from paying dividends on our common stock while the preferred stock is outstanding.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All of our shares of common stock are fully paid and nonassessable. The common stock is not subject to any redemption or sinking fund provisions.

Listing

Our common stock is quoted on the OTCQB Venture Market under the symbol “TPCS.”

Anti-Takeover Effects of Various Provisions of Delaware Law and TechPrecision’s Certificate of Incorporation and By-Laws

Provisions of the DGCL and our Certificate of Incorporation and By-Laws could make it more difficult to acquire TechPrecision by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, including those summarized below, may encourage certain types of coercive takeover practices and takeover bids.

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Delaware Anti-Takeover Statute. TechPrecision is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by TechPrecision’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by TechPrecision’s stockholders.

Removal. Subject to the rights of any holders of any outstanding series of our Preferred Stock, stockholders may remove our directors with or without cause. Removal will require the affirmative vote of holders of a majority of our voting stock.

Size of Board and Vacancies. Our By-Laws provide that the number of directors be fixed exclusively by the board of directors. Any vacancies created on its board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed until the next annual meeting and until his or her successor has been elected and qualified.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our By-Laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of its board of directors or a committee of our board of directors.

Undesignated Preferred Stock. Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock without additional stockholder approval, which preferred stock could have voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without any action by the Company’s stockholders.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Elimination of Liability of Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our Certificate of Incorporation includes such an exculpation provision. Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our Certificate of Incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions apply to an officer of TechPrecision only if he or she is a director of TechPrecision and is acting in his or her capacity as director, and do not apply to officers of TechPrecision who are not directors.

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Indemnification of Directors, Officers and Employees. Our By-Laws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director, officer or employee of TechPrecision or, while a director, officer or employee of TechPrecision, is or was serving at our request in a fiduciary capacity with another enterprise (including any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan, to the fullest extent authorized by the DGCL, as it exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, U.S. Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid in settlement by or on behalf of such person) actually and reasonably incurred in connection with such service. We are authorized under our By-Laws to carry directors’ and officers’ insurance protecting us, any director, officer or employee of ours or, against any expense, liability or loss, whether or not we have the power to indemnify the person under the DGCL. We may, to the extent authorized from time to time, indemnify any of our agents to the fullest extent permitted with respect to directors, officers and employees in our By-Laws.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and By-Laws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. By its terms, the indemnification provided for in our By-Laws is not exclusive of any other rights that the indemnified party may be or become entitled to under any law, agreement, vote of stockholders or directors, provisions of our Certificate of Incorporation or By-Laws or otherwise. Any amendment, alteration or repeal of our By-Laws’ indemnification provisions is, by the terms of our By-Laws, prospective only and will not adversely affect the rights of any indemnity in effect at the time of any act or omission occurring prior to such amendment, alteration or repeal.

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SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to an aggregate of 3,902,727 shares of common stock consisting of (i) up to 3,202,727 shares of our common stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Acquisition, (ii) up to 600,000 shares of our common stock that were issued to a certain former securityholder of Stadco, a wholly owned subsidiary of ours, at the closing of the Acquisition and (iii) up to 100,000 shares of our common stock issuable upon the exercise of the Acquisition Warrants originally issued in connection with the Acquisition. The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, their permitted transferees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock beneficially owned, the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. The percentage of beneficial ownership of after the offered securities are sold is calculated based on 34,287,450 shares of common stock outstanding as of December 31, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

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	Before the Offering			After the Offering
Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned		Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock
EJL Living Trust(1) 350 West 42nd Street, #34G New York, New York 10036	100,000		100,000	-	-
Joel Yanowitz and Amy Metzenbaum 2003 Family Rev. Trust(2) 3 Stanton Way Mill Valley CA 94941	60,000		60,000	-	-
Gerald Yanowitz 30 Merrill Circle South Moraga, CA 94556	72,000		50,000	22,000	-
Harold Zirkin Living Trust(3) 5630 Wisconsin Avenue, #1703 Chevy Chase, MD 20815	200,000		200,000	-	-
Robert D. Straus 327 Boston Post Road, Suite C Sudbury, MA 01776	360,000		360,000	-	-
Jeffrey Block GST(4) 4131 Sunbeam Road Jacksonville, FL 32257	227,272		227,272	-	-
Timothy Hasara 7733 Forsyth Boulevard Clayton, MO 63105	150,000		150,000	-	-
Robert Michael Manschot 808 Columbus Avenue, Apt. 3A New York, NY 10025	100,000		100,000	-	-
Potomac Capital Partners V, LP(5) 299 Park Avenue, 21st Floor New York, NY 10171	450,000		450,000	-	-
Henry J. Krause 50 Wireless Boulevard Hauppauge, NY 11788	228,000		228,000	-	-
Laureen E. Blatt 37 Bridle Path St. James, NY 11780	682,000		682,000	-	-
Randy Steven Saluck 10 Mortar Rock Road Westport, CT 06880	45,455		45,455	-	-
John V. Schultz 151 Fort Pitt Boulevard, Apt. 1801 Pittsburgh, PA 15222	100,000		100,000	-	-
Jeffrey P. Bash 11 Amy Drive Westfield, NJ 07090	50,000		50,000	-	-
Ellen Brous 4 Kings Terrace Road Kings Point, NY 11024	200,000		200,000	-	-
Catalysis Partners, LLC(6) 610 Main Street Venice, CA 90291	200,000		200,000	-	-
Five Crowns Credit Partners, LLC(7) 2729 West Coast Highway Newport Beach, CA 92663	700,000	(8)	700,000	-	-

(1)	E. John Lazerow is the trustee of the EJL Living Trust, and as a result, may be deemed to have sole voting and investment control of the shares held by the EJL Living Trust.

(2)	Joel Yanowitz is the trustee of the Joel Yanhowitz and Amy Metzenbaum 2003 Family Trust (the “Yanowitz Trust”), and as a result, may be deemed to have sole voting and investment control of the shares held by the Yanowitz Trust.

(3)	Harold Zirkin is the trustee of the Harold Zirkin Living Trust, and as a result, may be deemed to have sole voting and investment control of the shares held by the Harold Zirkin Living Trust.

(4)	William Block is the trustee of the Jeffrey Block GST, and as a result, may be deemed to have sole voting and investment control of the shares held by the Jeffrey Block GST.

(5)	Paul J. Solit is the managing member of Potomac Capital Management V LLC, the general partner of Potomac Capital Partners V, LP, and as a result, may be deemed to have voting and investment control of the shares held by Potomac Capital Partners V, LP.

(6)	John P. Francis is the managing member of Francis Capital Management, LLC, the managing member of Catalysis Partners, LLC, and as a result, may be deemed to have voting and investment control of the shares held by Catalysis Partners, LLC.

(7)	Christopher D. Taylor is the managing member of Five Crowns Credit Partners, LLC (“Five Crowns”), and as a result, may be deemed to have voting and investment control of the shares held by the Five Crowns.

(8)	Includes 100,000 shares of our common stock issuable upon the exercise of the Acquisition Warrants held by Five Crowns.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	mutual funds;

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons subject to alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes (e.g., gift and estate taxes) other than income taxes.

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We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will first be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

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Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock disposed. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock, less any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, additional considerations may apply to the determination of a U.S. holder’s adjusted tax basis in its common stock.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who is not a U.S. Holder or any other person that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates),

•	a foreign corporation, or

•	an estate or trust that is not a U.S. holder.

The term “Non-U.S. Holder” generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition of the securities. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

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Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below. If we are unable to determine, at a time reasonably close to the date of payment of a distribution on our common stock, what portion, if any, of the distribution will constitute a dividend, then we may withhold U.S. federal income tax on the basis of assuming that the full amount of the distribution will be a dividend. If we or another withholding agent apply over-withholding, a non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. The certification requirements described above also may require a non-U.S. holder to provide its U.S. taxpayer identification number.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which the non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition (without taking into account any capital loss carryovers); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable U.S. Treasury Regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation for U.S. federal income tax purposes, or that we are likely to become one in the future.

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Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from any such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition if our common stock is not treated as regularly traded on an established securities market.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

The preceding discussion of material U.S. federal tax considerations is for general information only. It is not tax advice. You should consult your own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

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PLAN OF DISTRIBUTION

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges on which our common stock may then be listed or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with applicable rules of the OTC Markets;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

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•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our common stock is quoted for trading under the symbol “TPCS” on the OTCQB Venture Market.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

McGuireWoods LLP, Charlotte, North Carolina, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of TechPrecision Corporation, as of March 31, 2021 and for the year then ended, included in the Company’s 2021 Annual Report on Form 10-K, and the related notes have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its report thereon, and incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Stadco, appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on November 15, 2021, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Baker Tilly US, LLP pertaining to such financial statements as of the date (to the extent covered by consents filed with the SEC) given on the authority of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, which are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our Internet website address is www.techprecision.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended March 31, 2021, filed with the SEC on June 10, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021, filed with the SEC on August 12, 2021 and December 9, 2021, respectively;

•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on April 29, 2021, June 29, 2021, July 26, 2021, August 30, 2021, September 14, 2021, November 15, 2021 and December 20, 2021; and

•	the description of our Common Stock contained in our registration statement on Form 10-SB/A, filed with the SEC on July 14, 2005, including any amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Corporate Secretary, TechPrecision Corporation, 1 Bella Drive, Westminster, Massachusetts, 01473, or (978) 874-0591.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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Up to 3,902,727 Shares of Common Stock

PROSPECTUS

          , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that will be paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$723.57
Accounting fees and expenses	$30,000.00
Legal fees and expenses	$16,000.00
Miscellaneous fees and expenses	-
Total expenses	$46,723.57

Item 14.	Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

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Our Certificate of Incorporation provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

We also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities.

We have sold the securities described below within the past three years in transactions that were not registered under the Securities Act.

PIPE Transaction

On August 25, 2021, the Company entered into a Securities Purchase Agreement (the “PIPE Agreement”) with a limited number of institutional and other accredited investors (the “PIPE Investors”), pursuant to which the PIPE investors committed to subscribe for and purchase 3,202,727 shares of the Company’s common stock (the “PIPE Shares”) at a purchase price of $1.10 per share. The PIPE Investors made representations and warranties in the PIPE Agreement as to their investment intent and status as accredited investors, among other things. The offer and sale of the PIPE Shares under the PIPE Agreement was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder.

Stadco Acquisition

On August 25, 2021, the Company completed the Acquisition of Stadco, pursuant to that certain stock purchase agreement (as amended, the “SPA”) with Stadco New Acquisition, LLC, a wholly owned subsidiary of the Company (“Acquisition Sub”), Stadco, Stadco Acquisition, LLC (“Holdco”) and each stockholder of Holdco and pursuant to the SPA, and upon the terms and subject to the conditions therein, the Company, through Acquisition Sub, acquired all of the issued and outstanding capital stock of Stadco from Holdco in exchange for the issuance of 666,666 shares of the Company’s common stock to Holdco (the “Consideration Shares”). The issuance of the Consideration Shares was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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Under the terms of the SPA, if after one year following the closing of the transactions contemplated under the SPA, the Company’s stock price does not have an average closing price of at least $1.65 per share during the applicable measurement period, then the Company must (i) issue additional shares to Holdco that have an aggregate market value equal to the difference between the market value of the Consideration Shares and the value of the Consideration if they had traded at $1.65 per share, (ii) pay such difference in cash or (iii) undertake any combination of the foregoing.

Five Crowns Transaction

In connection with the Acquisition, the Company reached an agreement with Five Crowns Credit Partners, LLC (“Five Crowns”), the holder of a substantial number of Stadco securities. On August 25, 2021, the Company and Five Crowns entered into that certain Stock and Warrant Purchase Agreement (the “Five Crowns Agreement”), dated effective as of August 24, 2021, whereby Five Crowns agreed to sell its Stadco securities to Acquisition Sub in exchange for the issuance by the Company of (i) 600,000 shares of the Company’s common stock (the “Five Crowns Shares”) and (ii) a warrant to purchase 100,000 shares of the Company’s common stock (the “Warrant”).

Under the terms of the Five Crowns Agreement, if after one year following the closing of the transactions contemplated under the Five Crowns Agreement, the Company’s stock price does not have an average closing price of at least $1.40 per share during the applicable measurement period, then the Company must (i) issue additional shares to Five Crowns that have an aggregate market value equal to the difference between the market value of the Five Crowns Shares and the value of the Five Crowns Shares if they had traded at $1.40 per share, (ii) pay such difference in cash or (iii) undertake any combination of the foregoing.

The Five Crowns Agreement contains customary representations and warranties, including representations from Five Crowns regarding its status as an “accredited investor,” its investment purpose. Upon closing of the Five Crowns Agreement, the Company issued the Five Crowns Shares and the Warrant. The Warrant entitles the holder to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.43 per share. The Warrant is immediately exercisable by the holder, in whole or in part, at any time, and from time to time, subject to the terms and conditions of the Warrant, until the third anniversary of the date of issuance. The Company issued the Five Crowns Shares and the Warrant pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Debt Conversion Agreements

In connection with the Acquisition, the Company reached an agreement with the holders of certain other non-bank indebtedness of Stadco (the “Lenders”). In this connection, on August 25, 2021, the Company, Stadco and each Lender entered into a Debt Conversion Agreement (each, a “Debt Conversion Agreement”) under which such Lender agreed to forgive an aggregate of the indebtedness owed to it by Stadco in exchange for the Company issuing to it shares of the Company’s common stock. Under the Debt Conversion Agreements, the Lenders agreed to forgive an aggregate of $329,000 in principal amount of indebtedness in exchange for the issuance of an aggregate of 199,395 shares of the Company’s common stock (the “Debt Conversion Shares”).

Under the terms of each Debt Conversion Agreement, if after one year following the closing of the transactions contemplated under such Debt Conversion Agreement, the Company’s stock price does not have an average closing price of at least $1.65 per share during the applicable measurement period, then the Company must (i) issue additional shares to the Lender party thereto that have an aggregate market value equal to the difference between the market value of the Debt Conversion Shares and the value of the Debt Conversion Shares if they had traded at $1.65 per share, (ii) pay such difference in cash or (iii) undertake any combination of the foregoing.

Each Debt Conversion Agreement contains customary representations and warranties from each Lender regarding its status as an “accredited investor” and its investment purpose. The Debt Conversion Agreements closed concurrently with the closing of the Acquisition. The issuance of the Debt Conversion Shares and any such additional shares of common stock were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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Item 16.	Exhibits and financial Statement Schedules

Exhibit No.	Description
2.1	Stock Purchase Agreement among TechPrecision Corporation, Stadco New Acquisition, LLC, Stadco, Stadco Acquisition, LLC, and the stockholders of Stadco, dated as of October 16, 2020, (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Commission on October 20, 2020).
2.2	Amendment to Stock Purchase Agreement, dated as of December 15, 2020, between TechPrecision Corporation, Stadco New Acquisition, LLC, Stadco, Stadco Acquisition, LLC and Douglas A. Paletz (incorporated by reference to Form 8-K filed with the Commission on February 3, 2021).
2.3	Third Amendment to Stock Purchase Agreement, dated as of July 20, 2021, among TechPrecision Corporation, Stadco New Acquisition, LLC, Stadco, Stadco Acquisition, LLC and Douglas A. Paletz, as stockholders’ representative (incorporated herein by reference to Exhibit 2.1 to Form 8-K filed with the Commission on July 26, 2021).
3.1	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to our registration statement on Form SB-2, filed with the Commission on August 28, 2006).
3.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the Commission on February 3, 2014).
3.3	Certificate of Designation for Series A Convertible Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the Commission on March 3, 2006).
3.4	Certificate of Amendment to Certificate of Designation for Series A Convertible Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.5 to our Quarterly Report on Form 10-Q, filed with the Commission on November 12, 2009).
5.1	Opinion of McGuireWoods LLP
10.1†	Non-Qualified Stock Option Award Agreement, dated as of December 27, 2016, from TechPrecision Corporation to Alexander Shen (incorporated herein by reference to Exhibit 10.3 to our Current Report on Form 8-K, filed with the Commission on December 28, 2016).
10.2†	TechPrecision Corporation 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q, filed with the Commission on February 14, 2017).
10.3†	2006 Long-term Incentive Plan, as restated effective November 22, 2010 (incorporated herein by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed with the Commission on February 14, 2011).
10.4†	Form of Option Award Agreement for Directors (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on June 17, 2013).
10.5†	Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on March 20, 2014).
10.6†	Form of Restricted Stock Award (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on December 10, 2018).
10.7†	Employment Agreement, dated November 14, 2014, between TechPrecision Corporation and Alexander Shen (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on November 20, 2014).
10.8†	Employment Agreement, dated March 31, 2016, between TechPrecision Corporation and Thomas Sammons (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on April 6, 2016).
10.9	Loan Agreement, dated December 20, 2016, by and between Ranor, Inc. and Commerce Bank & Trust Company (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on December 28, 2016).
10.10	First Modification to Loan Agreement dated June 6, 2018 by and between Ranor, Inc. and Berkshire Bank (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on June 11, 2018).

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10.11	Second Modification to Loan Agreement and First Modification and Allonge to Promissory Note (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission December 21, 2018.)
10.12	Third Modification to Loan Agreement dated December 23, 2019 by and between Ranor, Inc. and Berkshire Bank (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on December 30, 2019).
10.13	Promissory Note, dated May 8, 2020, made by Ranor, Inc. (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on May 14, 2020).
10.14	Fourth Modification to Loan Agreement and First Modification and Allonge to Amended and Restated Promissory Note, dated December 18, 2020, between Ranor, Inc. and Berkshire Bank (incorporated by reference to Exhibit 10.1 filed with the Commission on December 21, 2020).
10.15	Amended and Restated Loan Purchase and Sale Agreement, dated as of April 23, 2021, between Stadco New Acquisition, LLC and Sunflower Bank, N.A. (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed with the Commission on April 29, 2021).
10.16	Amended and Restated Loan Purchase and Sales Agreement, dated as of April 23, 2021, between Stadco New Acquisition, LLC and Sunflower Bank, N.A. (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed with the Commission on April 29, 2021).
10.17	Amendment to Amended and Restated Loan Purchase and Sale Agreement, dated as of June 28, 2021, between Stadco New Acquisition, LLC, Stadco, Stadco Acquisition LLC and Stadco Mexico, Inc. and Sunflower Bank, N.A. (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed with the Commission on June 29, 2021).
10.18	Amended and Restated Standard Industrial/Commercial Single-Tenant Lease – Net, dated July 1, 2010, between the Landlord and Stadco (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the Commission on August 30, 2021).
10.19	Amendment to the Amended and Restated Standard Industrial/Commercial Single-Tenant Lease – Net, effective as of August 24, 2021, between the Stadco and the Landord. (incorporated by reference to Exhibit 10.2 to Form 8-K filed with the Commission on August 30, 2021).
10.20	Stock and Warrant Purchase Agreement, dated effective as of August 24, 2021, among TechPrecision Corporation, Stadco New Acquisition, LLC and Five Crowns Credit Partners, LLC (incorporated by reference to Exhibit 10.5 to Form 8-K filed with the Commission on August 30, 2021).
10.21	Warrant, issued as of August 25, 2021, by TechPrecision Corporation to Five Crowns Capital, LLC. (incorporated by reference to Exhibit 10.6 to Form 8-K filed with the Commission on August 30, 2021).
10.22	Debt Conversion Agreement, dated as of August 25, 2021, among TechPrecision Corporation, Stadco and Douglas A. Paletz (incorporated by reference to Exhibit 10.7 to Form 8-K filed with the Commission on August 30, 2021).
10.23	Debt Conversion Agreement, dated as of August 25, 2021, among TechPrecision Corporation, Stadco and Babak Parsi (incorporated by reference to Exhibit 10.8 to Form 8-K filed with the Commission on August 30, 2021).
10.24	Debt Conversion Agreement, dated as of August 25, 2021, among TechPrecision Corporation, Stadco and Vanguard Electronic Company (incorporated by reference to Exhibit 10.9 to Form 8-K filed with the Commission on August 30, 2021).
10.25	Form of PIPE Agreement (incorporated by reference to Exhibit 10.10 to Form 8-K filed with the Commission on August 30, 2021).
10.26	Amended and Restated Loan Agreement, dated as of August 25, 2021, among Ranor, Inc., Stadco New Acquisition, LLC, Westminster Credit Holdings, LLC, Stadco and Berkshire Bank (incorporated by reference to Exhibit 10.11 to Form 8-K filed with the Commission on August 30, 2021).
10.27	First Amendment to Amended and Restated Loan Agreement and First Amendment to Promissory Note, dated as of December 17, 2021, by and among Ranor, Inc., Stadco New Acquisition, LLC, Stadco, Westminster Credit Holdings, LLC and Berkshire Bank (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the Commission on December 20, 2021).
21.1	Subsidiaries of the Company
23.1	Consent of Marcum LLP
23.2	Consent of Baker Tilly US, LLP
23.3	Consent of McGuireWoods LLP (included in Exhibit 5.1).

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24.1	Power of Attorney (included on the signature page to this registration statement).
†	Management contract or compensatory arrangement or plan.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

A.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement,

B.            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.            That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westminster, Massachusetts, on January 7, 2022.

TechPrecision Corporation

By:	/s/ Alexander Shen
Name:	Alexander Shen
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each Alexander Shen and Thomas Sammons, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Alexander Shen	Chief Executive Officer (Principal Executive Officer)	January 7, 2022
Alexander Shen

/s/ Thomas Sammons	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 7, 2022
Thomas Sammons

/s/ Richard S. McGowan	Chairman of the Board	January 7, 2022
Richard S. McGowan

/s/ Robert Crisafulli	Director	January 7, 2022
Robert Crisafulli

/s/ Andrew A. Levy	Director	January 7, 2022
Andrew A. Levy

/s/ Walter Schenker	Director	January 7, 2022
Walter Schenker

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